PRICEWATERHOUSECOOPERS LLP
                          1177 Avenue of the Americas
                          New York, NY 10036
                          212-259-1000


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the registration statement on Form N-1A (Securities Act File No. 3-340839 and Investment Company Act File No. 811-8505) of our report dated February 10, 1999 on our audit of the financial statements and financial highlights of the Fund appearing in the December 31, 1998 annual report to shareholders of Baron Capital Asset Fund, which is also incorporated by reference into the registration statement.

We also consent to the reference to our firm under the captions "Financial Highlights" in the prospectus and "Other Information" in the statement of additional information.


                                       /s/ PricewaterhouseCoopers LLP
                                       ------------------------------
                                           PricewaterhouseCoopers LLP


New York, New York

February 26, 1999